EXHIBIT 99.2

Contacts:	Willa McManmon	Lea Ann McNabb
	Investors	Media
	408-481-7838	408-481-7808
	willa_mcmanmon@trimble.com	leaann_mcnabb@trimble.com

Trimble Announces Conference Call to Discuss New Joint Venture with Caterpillar

SUNNYVALE, Calif., Oct. 5, 2008 — Trimble (NASDAQ:TRMB) will hold a conference call in conjunction with today’s announcement that Caterpillar and Trimble have formed a new joint venture to improve customer productivity and lower costs on the construction site. Trimble will also discuss its financial results for the third quarter, ended September 26th, 2008. The call will take place Monday, Oct. 6, 2008, at 5:30 a.m. PT. It will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (706) 634-6089 (international). A replay of the call will be available for seven days at (800) 642-1687 (U.S.) or (706) 645-9291 (international) and the pass code is 66497954. The replay will also be available on the Web at the address above.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has a worldwide presence with more than 3,600 employees in over 18 countries.

For more information, visit: www.trimble.com